SPECIAL DIVIDEND INFORMATION

Please read this information carefully before making your election

You have received this election form because records show that you owned shares of common stock of PotlatchDeltic Corporation (the “Company”) as of the close of business on September 27, 2018.

Special Dividend

On August 30, 2018 the Company declared a special dividend on the Company’s common stock of approximately $222 million in connection with the Company’s acquisition of Deltic Timber Corporation. The special dividend is payable on November 15, 2018 to stockholders of record on September 27, 2018.  The special dividend is in the amount of the accumulated earnings and profits of Deltic Timber Corporation as of February 20, 2018, the date Deltic merged into a wholly-owned subsidiary of the Company.

Up to 20%, or $44.4 million of the special dividend will be paid in cash (“Cash Amount”), with the balance of the special dividend to be paid in shares of the Company’s common stock.  Stockholders will have the option to elect to receive their special dividend in all cash or all stock, however the aggregate amount of cash to be distributed will not exceed the Cash Amount, with the balance of the special dividend payable in the form of Company common stock.   If the aggregate amount of stockholder cash elections exceeds the Cash Amount, then the payment of such cash elections will be made on a pro rata basis to stockholders who made the cash election such that the aggregate amount paid in cash to such stockholders equals the Cash Amount, with the balance paid in shares of common stock.  Stockholders electing all shares, or failing to make an election, will receive all shares.

Fractional shares of common stock will not be issued.  Stockholders who would otherwise be entitled to receive fractional shares will receive a cash payment in lieu of fractional shares.  Payments for fractional shares will not count toward the Cash Amount.

The amount of shares of common stock to be distributed will be determined based on the results of the stockholder elections and the volume weighted average price of PotlatchDeltic’s common stock for the three trading days commencing on November 12, 2018.

All common stock issued in connection with the special dividend will be issued in book-entry form.

Making Your Election

You may make your election in one of several ways, depending upon how you own your shares.

Shares registered directly with PotlatchDeltic (in your name):

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Making Elections on the Internet:   Go to www.potlatchdelticelection.com and follow the instructions.  You will need to have your Account Code and Control Number (from your election form) with you when you go to the website.

•	Making Elections by Mail: Mark, sign, date and return your election form in the postage-paid envelope provided to you to Computershare.
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Shares held in a PotlatchDeltic 401(k) Savings Plan (through Empower):

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Making Elections on the Internet:  If you are a participant in the PotlatchDeltic Hourly 401(k) Plan or the PotlatchDeltic Salaried 401(k) Plan, go to www.potlatchdelticelection.com and follow the instructions.  You will need to have your Account Code and Control Number (from your election form) with you when you go to the website.

•	Making Elections by Mail: Mark, sign, date and return your election form in the postage-paid envelope provided to you to Computershare.

IMPORTANT NOTE TO 401(k) SAVINGS PLANS PARTICIPANTS:  Computershare, our election and disbursing agent, must receive your elections by 5:00 p.m. Eastern Time, on November 5, 2018 in order to tabulate the elections of Plans participants who have made elections and communicate those to the Plans trustees, who will ultimately make your elections.  If your election form is signed and returned without specific instructions for an election,  or if the election form received by the Plans trustees is not signed or if your election form is not received by the Trustee, you will be treated as directing the Plans trustees to have made an election in the same proportion as the shares of PotlatchDeltic common stock for which the Trustee has received timely instructions from other participants in the Plans, unless to do so would be inconsistent with Title I of the Employee Retirement Income Security Act of 1974.

Shares held in a PotlatchDeltic Thrift Plan (through Sun Trust Bank):

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Making Elections on the Internet:  If you are a participant in the PotlatchDeltic Thrift Plan, go to www.potlatchdelticelection.com and follow the instructions.  You will need to have your Account Code and Control Number (from your election form) with you when you go to the website.

•	Making Elections by Mail: Mark, sign, date and return your election form in the postage-paid envelope provided to you to Computershare.
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IMPORTANT NOTE TO THRIFT PLAN PARTICIPANTS:  Computershare, our election and disbursing agent, must receive your elections by 5:00 p.m. Eastern Time, on

November 5, 2018 in order to tabulate the elections of Plan participants who have made elections and communicate those to the Plan trustee, who will ultimately make your elections.  If your election form is signed and returned without specific instructions for an election,  or if the proxy card received by the Plan trustee is not signed or if your election form is not received by the Trustee, you will be treated as directing the Plan trustee to have made an election in the same proportion as the shares of PotlatchDeltic common stock for which the Trustee has received timely instructions from other participants in the Plan, unless to do so would be inconsistent with Title I of the Employee Retirement Income Security Act of 1974.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

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You may receive a separate election form from your bank, broker or nominee, or you may need to contact your bank, broker or nominee to determine whether you will be able to make your election electronically using the Internet.

If your election form is not received by Computershare, the election and disbursing agent by the election deadline for your shares, or is otherwise invalid, you will be deemed to have made an election to receive shares and you will receive your portion of the special dividend in common stock (with the exception of cash in lieu of fractional shares).

The Company will resolve in its sole discretion any question as to the validity, form, eligibility (including time of receipt) and acceptance by the Company of any election form, and the Company’s decision regarding any such questions shall be final and binding.  The Company reserves the right to reject, in its sole discretion, any and all election forms that it decides are not in proper form, not received by the election deadline, ineligible or otherwise invalid or the acceptance of which may, in the opinion of its counsel, be unlawful.  The Company also reserves the right to waive any defect or irregularity in the election form submitted by any particular stockholder, whether or not similar defects or irregularities are waived for other stockholders.  No valid election will be deemed to have been made until all defects or irregularities have been cured or waived to the Company’s satisfaction.  Neither the Company nor the election and disbursing agent or any other person will be under any duty to give notification of any defects or irregularities in election forms or incur any liability for failure to give any such notification.  The Company’s interpretation of the terms and conditions of the special dividend shall be final and binding.

Before making your election, you are urged to read carefully the Company’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the sections entitled “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, and our Annual Report on Form 10-K for the year ended December 31, 2017.

Revocation of Election

An election relating to shares registered directly with PotlatchDeltic Corporation is revocable until 5:00 p.m., Eastern Standard Time, on November 9, 2018, after which your election is irrevocable.  An election relating to shares held in a PotlatchDeltic 401(k) Savings Plan or the Thrift Plan of Deltic Timber Corporation is revocable until 5:00 p.m., Eastern Standard Time, on November 5, 2018, after which your election is irrevocable.  You may revoke your election by submitting a new, properly completed election form bearing a later date than your previously submitted election form.

If you have any questions concerning the special dividend or election or need help making your election, please contact PotlatchDeltic’s information agent:

Georgeson Inc.
(888) 877-5373 (toll-free) or

781-575-2137 (non U.S. Shareholders)